EXHIBIT B

                           Form of Stock Subscription



                                                              February 14, 2008

AMETRINE CAPITAL, INC.

Ladies and Gentlemen:

         The undersigned, Meitav Underwriting Ltd., hereby offers to purchase an aggregate of 615,460 shares (the "Shares") of the Common Stock, par value of $0.01 per share, of Ametrine Capital, Inc., a Delaware corporation (the "Corporation"), for a cash price of $0.05 per share, or an aggregate of $30,773.

         The undersigned hereby acknowledges that it understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law ("Blue Sky Law") and that the Shares constitute "restricted securities" within the meaning of the rules promulgated under the Act.

         The undersigned hereby represents to you that it will acquire the Shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof, and that it has no present intention of selling or distributing any of the Shares. The undersigned further represents to you that it has no reason to anticipate any change in its circumstances or any other particular occasion or event which would cause it to sell or distribute any of the Shares.

         The undersigned agrees that it will make no sale, assignment or transfer of any interest in any of the Shares in the absence of an effective registration statement under the Act and under applicable Blue Sky Law relating to such transfer of the Shares or an opinion of counsel satisfactory to you that registration under the Act or Blue Sky Law is not required. The stock certificates for the Shares will bear a legend to this effect.

         The undersigned acknowledges that it has been afforded an opportunity to ask such questions and obtain such information as it determines is necessary in order to understand the risks of purchasing the Shares.

                                         MEITAV UNDERWRITING LTD.

                                         By:
                                         --------------------------------------
                                         Name: [                          ]
                                         Title [                          ]



         The foregoing offer to purchase 615,460 shares of Common Stock of AMETRINE CAPITAL, INC. is hereby accepted this 14th day of February, 2008.

                                          AMETRINE CAPITAL, INC.


                                          By:
                                          -------------------------------------
                                          Name: Lior Ostashinsky
                                          Title: President